UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendments No.)

Check the appropriate box:

[ ] Preliminary Information Statement	[ ] Confidential, for Use of the
[X] Definitive Information Statement by Rule 14c-5 (d)(2))	Commission Only (as permitted

EDULINK, INC.
(Name of Registrant As Specified In Charter)

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[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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EDULINK, INC.
598 Broadway, 3rd Floor
New York, NY 10012

January 8, 2007

Dear Stockholder:

The accompanying Information Statement is being furnished to the holders of shares of the common stock of EduLink, Inc. (the "Company"), a Nevada corporation. The Board of Directors (the "Board") is not soliciting your proxy and you are requested not to send us a proxy. The purpose of this Information Statement is to notify you of actions already approved by written consent of a majority of the voting stockholders and directors. Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, the following actions will not be effective until twenty (20) days after the date the Information Statement is mailed to the stockholders:

1.
To authorize the Company's Board of Directors to amend our Articles of Incorporation to: (i) change the Company's name to "Mega Media Group, Inc."; (ii) increase the number of authorized shares of Common Stock to two hundred seventy billion (270,000,000,000) shares of common stock, par value $0.001 per share; (iii) authorizing twenty million (20,000,000) shares of blank check preferred stock, par value $0.001 per share; and (iv) effectuate a 1-for-1,500 reverse stock split of our authorized and issued and outstanding shares of common stock.

The enclosed Information Statement is being mailed on or about January 15, 2007 to stockholders of record as of the close of business on November 16, 2006. You are urged to read the enclosed Information Statement in its entirety.

For the Board of Directors of

EDULINK, INC.

By:	/s/ Aleksandr Shvarts
ALEKSANDR SHVARTS
Chairman

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

EDULINK, INC.

598 Broadway, 3rd Floor
New York, NY 10012

INFORMATION STATEMENT

January 8, 2007

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $0.001 per share (the "Common Stock"), of EduLink, Inc., a Nevada Corporation (the "Company"), to notify such Stockholders of the following:

On November 16, 2006, pursuant to Nevada Revised Statutes ("N.R.S.") 78.320, the Company received written consents in lieu of a meeting of Stockholders from Stockholders holding by proxy 754,689,404 shares, representing 50.31% of the 1,500,000,000 outstanding shares of Common  Stock (the "Majority Stockholders"), authorizing the Company's Board of Directors to amend our Articles of Incorporation to: (i) change the  Company's name to "Mega Media Group, Inc."; (ii) increase the number of authorized shares of Common Stock to two hundred seventy billion (270,000,000,000) shares of Common Stock, par value $0.001 per share; (iii) authorizing twenty million (20,000,000) shares of blank check preferred stock, par value $0.001 per share; and (iv) effectuate a 1-for-1,500 reverse stock split of our authorized and issued and outstanding shares of Common Stock (the amendments").

On November 16, 2006, pursuant to N.R.S. 78.315, the Board of Directors of the Company unanimously approved the above actions, subject to Stockholder approval. According to N.R.S. 78.390, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. The Majority Stockholders approved the actions by written consent in lieu of a meeting on November 16, 2006 in accordance with the N.R.S. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendments.

We Are Not Asking You For A Proxy And You Are Requested Not To Send A Proxy.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on November 16, 2006, 2006 as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendments will not be filed with the Secretary of State of the State of Navada become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about January 15, 2007 to all Stockholders of record as of the Record Date.

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, November 16, 2006, the Company had 1,500,000,000 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

On November 16, 2006, the holders of 50.31% of the issued and outstanding shares of Common Stock executed and delivered to the Company a written consent approving the Amendments. Since the Amendments has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The N.R.S. provides in substance that unless the Company's Articles of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of the Company's Common Stock beneficially owned on November 16, 2006, the Record Date, by each person who is known by the Company to beneficially own 5% or more of the Company's Common Stock, each of the Company's directors and executive officers, and all of the Company's directors and executive officers, as a group:

	Name and Address of Beneficial		Amount and Nature of
Title of Class	Owner	Beneficial Owner	Percent of Class (2)

Common Stock	Aleksandr Shvarts (1) (5)	754,689,404 (4)	50.31%

Common Stock	David Kokakis, Esq. (1)	--	--

Common Stock	Gennady Pomeranets (1)	--	--

Common Stock	Dr. Lev Paukman (1)	--	--

Common Stock	Eric Schwartz (1) (5)	--	--

Common Stock	Ian Rescigno (3) (6)	328,530,941 (4)	21.90%
	605 Warwick Avenue #4
	Thousand Oaks, CA 91360

Common Stock	Michael Rosenfeld	104,698,659 (4)	5.19%
	201 Wilshire Blvd.
	Santa Monica, CA 90401

Common Stock	Boris Berenfeld	9,000,000 (4)	0.45%
	35 Summer Street
	Manchester, MA 01944

Common Stock	Ronald Rescigno (6)	89,118,902 (4)	4.42%
	4063 Bridgewood Lane
	Westlake Village, CA 91360

Common Stock	Robert Rescigno (6)	7,500,000 (4)	0.37%
	3562 Centerview Ave.
	Wantagh, NY 11793

Common Stock	Joe Pikulski	141,000,000 (4)	6.99%
	32009 Foxmoor Court
	Westlake Village, CA 91362

Common Stock	Stanley Merdinger (7)	10,000,000 (4)	0.50%
	30 West 63rd Street, Apt. 24P
	New York, NY 10023

Common Stock	Natalie Merdinger (7)	25,000,000 (4)	1.24%
	30 West 63rd Street, Apt. 24P
	New York, NY 10023

Common Stock	All officers and directors as a	754,689,404 (4)	50.31%
	group (5 in number)

(1) The person listed is an officer and/or director of the Company and the address for each beneficial owner is 598 Broadway, 3rd Floor, New York, New York 10012.

(2) Based on 1,500,000,000 common shares issued and outstanding as of November 16, 2006

(3) Ian Rescigno is the beneficial owner of 844,592,577 shares of our common stock, of which 735,000,000 shares were awarded to him pursuant to a judgment against the company, of which 516,061,636 of those shares are unissued as they would exceed our authorized capital stock of 1,500,000,000 shares.

(4) In the reverse merger, MMG and its shareholders, received irrevocable proxies from a majority of the EduLink shareholders to vote 754,689,404 shares of common stock, representing 50.31% of the issued and outstanding shares of us, for a period of 120 days or until such time as the Company issues to the MMG Shareholders 90% of its outstanding shares. MMG and its shareholders designated Aleksandr Shvarts, our Chief Executive Officer, as the authorized agent to receive such proxies. As a result of the proxies, Aleksandr Shvarts is the beneficial owner of all 754,689,404 shares of common stock for voting purposes.

(5) Aleksandr Shvarts and Eric Schwartz are brothers.

(6) Ian, Ronald and Robert Rescigno are relatives.

(7) Stanley Merdinger and Natalie Merdinger are husband and wife.

DISSENTER'S RIGHTS OF APPRAISAL

    The Stockholders have no dissenter's rights of appraisal.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

A. Change the Name of the Company to "Mega Media Group, Inc."

The Board of Directors and Majority Stockholders have adopted a resolution amending the Company's Articles of Incorporation to change the Company's name to "Mega Media Group, Inc.". The name change will become effective when the amended Articles of Incorporation is filed with the Nevada Secretary of State. The Board believes that the name change is in the best interests of the Company since it better reflects the Company's new business of media and entertainment after the reverse merger, which was reported on the Form 8-K filed on August 14, 2006, as amended August 18, 2006.

B. Increase the Number of Authorized Shares of Common Stock From 1,500,000,000 to 270,000,000,000

General

The Company's Articles of Incorporation authorizes the maximum number of shares outstanding at any time shall be one billion five hundred million (1,500,000,000) shares of Common Stock. On November 16, 2006, the Board of Directors approved an amendment to the Articles of Incorporation to authorize two hundred seventy billion (270,000,000,000) shares of Common Stock. The Board of Directors is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock. On November 16, 2006, the holders of a majority of the outstanding shares of Common Stock approved the amendment by written consent.

Specifically, the increase in authorized shares is necessary to (a) issue shares to the Mega Media Group ("MMG") shareholders pursuant to the Stock Purchase Agreement and Share Exchange dated August 10, 2006, which will complete the reverse merger reported in the Form 8-K filed on August 14, 2006, as amended August 18, 2006, (b) issue to Ian Rescigno the 516,061,636 shares of common stock, which is the balance of the shares awarded to Mr. Rescigno pursuant to the default judgment against us which was entered in the Los Angeles Superior Court on February 28, 2006, and (c) based upon the recent financing completed by the Company.

Reverse Merger

On August 11, 2006, we acquired all of the outstanding capital stock of MMG in exchange for the issuance to the MMG shareholders, upon the increase in the authorized capital stock, of a total number of shares of Edulink common stock, which will represent, and equate to, 90% of Edulink's issued and outstanding common stock after the transaction is closed. Once our capital stock is increased we will be able to close this transaction by issuing the requisite number of shares.

For your information, we have enclosed a copy of the Form 8-K/A disclosing this transaction as filed with the SEC on December 20, 2006.

Rescigno Judgment

On February 28, 2006, a default judgment was entered against us in the Los Angeles Superior Court, which ordered Standard Registrar and Transfer Company, Inc., our transfer agent, to issue to Ian Rescigno 735,000,000 shares of our Common Stock for breaching a settlement agreement that arose from an employment agreement dispute. As of the date of this Information Statement, the transfer agent issued to Mr. Rescigno 218,938,364 shares of our Common Stock, leaving a balance 516,061,636 shares of common stock unissued since we have issued all of our authorized common stock. The increase in our authorized common stock is necessary to provide for the complete issuance of common stock to Mr. Rescigno pursuant to the default judgement.

Financing

The Company's recent financing necessitates an increase in our authorized shares so that we can file an SB-2 registration statement allowing for full conversion of the notes discussed below.

On August 18, 2006, we entered into a Securities Purchase Agreement ("Securities Purchase Agreement") with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (collectively, the "Investors"). Under the terms of the Securities Purchase Agreement, the Investors purchased an aggregate of (i) $1,500,000 in callable convertible secured notes (the "Notes") and (ii) warrants to purchase 50,000,000 shares of our common stock (the "Warrants").

Pursuant to the Securities Purchase Agreement, the Investors will purchase the Notes and Warrants in four tranches as set forth below:

1.	At closing on August 21, 2006 ("Closing"), the Investors purchased Notes aggregating $200,000 and Warrants to purchase 50,000,000 shares of Edulink common stock;

2.	Upon Edulink being re-listed on the OTCBB, the Investors will purchase Notes aggregating $300,000;

3.	Upon the filing of a registration statement registering the shares of common stock underlying the Notes ("Registration Statement"), the Investors will purchase Notes aggregating $400,000; and

4.	Upon effectiveness of the Registration Statement, the Investors will purchase Notes aggregating $600,000.

On November 8, 2006, the Investors purchased Notes aggregating $200,000. This funding will reduce the amount that we will receive upon being re-listed on the OTCBB to $100,000.

The Notes carry an interest rate of 6% per annum and maturity dates of August 18, 2009 and November 27, 2009. The Notes are convertible into shares of our common stock at a variable conversion price based upon the applicable percentage of the average of the lowest three (3) trading prices for the Common Stock during the twenty (20) trading day period prior to conversion. The "Applicable Percentage" means 50%; provided, however, that the Applicable Percentage shall be increased to (i) 55% in the event that a Registration Statement is filed within thirty days of the closing and (ii) 60% in the event that the Registration Statement becomes effective within one hundred and thirty five days from the Closing.

At our option, we may prepay the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the Notes and the market price is at or below $.25 per share. In addition, in the event that the average daily price of the common stock, as reported by the reporting service, for each day of the month ending on any determination date is below $.25, we may prepay a portion of the outstanding principal amount of the Notes equal to 101% of the principal amount hereof divided by thirty-six (36) plus one month's interest. Exercise of this option will stay all conversions for the following month. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, we have granted the Investors a security interest in substantially all of our assets and intellectual property as well as registration rights.

We simultaneously issued to the Investors seven year Warrants to purchase 50,000,000 shares of our common stock at an exercise price of $.01.

The Investors have contractually agreed to restrict their ability to convert the Notes and exercise the Warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of Edulink's common stock.

    We were committed to filing an SB-2 Registration Statement with the SEC within 45 days from Closing, but were unable to do so. There are penalty rovisions for Edulink should the filing not become effective within 135 days of the Closing Date. The notes are secured by all of Edulink's assets to the extent of the outstanding Notes.

    In the event of full conversion of the aggregate principal amount of the Notes of one million, five hundred thousand dollars ($1,500,000), we would have to register a total of 25,000,000,000 shares of common stock. This amount is calculated as follows:

    The aggregate principal amount of the Notes is one million, five hundred thousand dollars ($1,500,000). The estimated conversion price of the Notes is $.00006 based on the following: $.0001 was the average of the lowest three (3) trading prices for our shares of common stock during the twenty (20) trading days prior to the closing date of the transaction, less a 40% discount. Thus, at a discounted price-per-share of $.0001, 25,000,000,000 shares of the Company's common stock would be issuable upon conversion of $1,500,000 into common shares of the Company ("Conversion Shares") and would be registered.

The following table shows the effect on the number of shares issuable upon full conversion, in the event the common stock price declines by 25%, 50% and 75% from its the most recent trading price.

		Price Decreases By
	12/28/2006	25%	50%	75%

Common Stock Price	0.0001	0.000075	0.00005	0.000025
Conversion Price	0.00006	0.0000450	0.0000300	0.0000150
100% Conversion Shares	25,000,000,000	33,333,333,333	50,000,000,000	100,000,000,000

There is no limit to the number of shares that we may be required to issue upon conversion of the Notes as it is dependent upon our share price, which varies from day to day. This could cause significant downward pressure on the price of our common stock.

At this time, when we file the SB-2 Registration Statement, we intend to register 450,000,000 shares, or 30% of our outstanding common stock, as follows: (i) AJW Capital Partners, LLC - 43,650,000 shares of common stock issuable in connection with the conversion of the callable secured convertible note; (ii) AJW Offshore, Ltd. - 265,500,000 shares of common stock issuable in connection with the conversion of the callable secured convertible note;; (iii) AJW Qualified Partners, LLC - 135,000,000 shares of common stock issuable in connection with the conversion of the callable secured convertible note; and (iv) New Millennium Capital Partners II, LLC - 5,850,000 shares of common stock issuable in connection with the conversion of the callable secured convertible note.

Financing Use of Proceeds

To date, we have received $400,000 of the $1,500,000 financing referenced above, and have used the proceeds as follows:

General Administration:	$75,000
Professional Fees (legal and accounting):	$50,000
Payments to fulfill contractual obligations	$275,000
specifically relating to artist recording agreements
executed in recent months:
TOTAL:	$400,000

We intend to use the proceeds of the $1,100,000 balance, which is to be disbursed to Company in three (3) additional tranches pursuant to the Securities Purchase Agreement, as follows:

Legal Fees:	$100,000
Accounting Fees:	$25,000
General Administration:	$75,000
Working Capital:	$300,000
Content acquisitions, including artist recording/DVD	$600,000
deals, music publishing deals and book deals:
TOTAL:	$1,100,000

We intend to use the financing substantially in the manner set forth above. Although at present no material changes are contemplated, we must reserve the right to reassess and reassign such use if changes are necessary or advisable in the judgment of Company's management. The above allocation of the financing represents management's estimates based upon current conditions.

After the additional shares are used for the specific purposes set forth above, the general purpose and effect of the amendment to the Company's Articles of Incorporation in authorizing additional shares of Common Stock will be to use such additional shares of common stock for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options. When the Board of Directors deems it to be in the best interests of the Company and the Stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

The additional authorized shares of Common Stock could also have an anti-takeover effect. If the Company's Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

At this time, we intend to acquire all of the outstanding shares of MMG preferred stock and enter into a share exchange with the MMG preferred stockholders listed in the below table. We will issue to the MMG preferred stockholders two (2) of our common shares for every one (1) share of MMGpreferred stock. The purpose for this acquisition is to acquire the remaining outstanding shares of MMG which convert into common stock.

We have no other plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares of common stock for the above mentioned purposes.

C. Authorize 20,000,000 Shares of Blank Check Preferred Stock

Our Articles of Incorporation do not authorize a class of preferred stock. On November 16, 2006, the Board of Directors approved an amendment to the Articles of Incorporation to authorize twenty million (20,000,000) shares of blank check preferred stock. The Board of Directors determined that it was in the best interest of the Company to create blank check preferred stock to issue from time to time to management and consultants as compensation and as an anti-takeover remedy. The Board is vested with the power to designate, determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the blank check preferred stock. On November 16, 2006, the holders of a majority of the outstanding shares of Common Stock approved the amendment by written consent.The authorization of a class of blank check preferred stock is not in response to a takeover attempt or any other expressions of interest indicated by a third party.

D. Authorize a 1-for-1,500 Reverse Stock Split of Our Authorized and Issued and Outstanding Shares of Common Stock.

General

The Board of Directors and Majority Stockholders approved the 1-for-1,500 reverse stock split (the "Reverse Stock Split") of our Common Stock on November 16, 2006. Upon the effectuation of this Reverse Stock Split, each 1,500 shares of our Common Stock will be automatically converted into one (1) share of Common Stock. To avoid the issuance of fractional shares of Common Stock, the Company will issue an additional share to all holders of a fractional share .50 or greater and no additional shares shall be issued to a holder of a fractional share less than .50.

The Board will not effectuate the 1-for-1,500 Reverse Stock Split until after (a) effectuating the above-referenced increase of our common stock to 270,000,000,000 shares, (b) the share issuances to the Mega Media Group shareholders pursuant to the Stock Purchase Agreement and Share Exchange with us that closed on August 11, 2006, and (c) the 516,061,636 shares are issued to Ian Rescigno pursuant to the default judgment against us which was entered in the Los Angeles Superior Court on February 28, 2006.

Shareholder approval for a reverse stock split of the Company's Common Stock is valid for one year following the date of such approval. If no such reverse stock split is effectuated for one year following November 16, 2006, the Company will be required to present the matter to the shareholders again for approval prior to effectuating the reverse stock split.

Please note that the Reverse Stock Split will become effective as of the date approved by the Nasdaq. The Board will have one year from the date hereof to declare the Reverse Stock Split. However, upon effectuation, the reverse stock split will not change your proportionate equity interests in the company, except as may result from the issuance or cancellation of shares pursuant to thefractional shares.

Purpose and Material Effects of the Reverse Stock Split

The Board of Directors had proposed the Reverse Stock Split as one method to attract business opportunities in the Company. When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company.

We believe that, upon effectuation, the Reverse Stock Split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of a reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after a reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

Upon effectuation, the reverse split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share. In lieu of issuing fractional shares, an additional share will be issued to all holders of a fractional share .50 or greater and no additional shares shall be issued to a holder of a fractional share less than .50. The principal effect of a reverse split is that the number of shares of Common Stock issued and outstanding will be reduced proportionately with the reverse split.

The reverse split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital, on a fully diluted basis, on our balance sheet attributable to our Common Stock will be reduced by up to 1/1,500 of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The reverse split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to the cancellation of fractional shares. The Common Stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own a fewer number of shares than they presently own. While we expect that upon effectuation the reverse split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the reverse split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split may increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1580, 100 F Street, NE, Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1. Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006; and

2. Annual Report on Form 10-K for the year ended December 31, 2005.

EFFECTIVE DATE OF AMENDMENTS

Pursuant to Rule 14c-2 under the Exchange Act, the filing of the Amendments to the Articles of Incorporation with the Nevada Secretary of State or the effective date of such filing, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on February 5, 2007.

By Order of the Board of Directors

By:	/s/ Aleksandr Shvarts
ALEKSANDR SHVARTS
Chief Executive Officer